As filed with the Securities and Exchange Commission on January 11, 2001




                          UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549



                             FORM 8-K


                          CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


          Date of Report      (Date of earliest event reported)
          January 11, 2001    (January 11, 2001)


                        GLOBAL MARINE INC.
        (Exact name of registrant as specified in charter)



      Delaware                  1-5471                   95-1849298
(State or other jurisdiction  (Commission             (I.R.S. Employer
of incorporation or           file number)           Identification No.)
organization)


       777 N. Eldridge Parkway,  Houston, Texas        77079-4493
       (Address of principal executive offices)        (Zip Code)




  Registrant's telephone number, including area code: (281) 596-5100

ITEM 9.  REGULATION FD DISCLOSURE.

On January 11, 2001, Global Marine Inc. (NYSE:GLM) announced that it plans to release its fourth quarter and year-end 2000 financial results before the opening of trading on the New York Stock Exchange on January 18, 2001. On January 18, 2001, at 9:30 a.m. Central Time (10:30 a.m. Eastern Time), the company will hold an analyst conference call to discuss its results.

Analysts may participate in the teleconference by calling 1-800-233-2795 in the United States or 785-832-1077 from outside the country. Others wishing to listen to the conference call live may do so by logging on to our website at www.glm.com. It is recommended that you connect to the website prior to the conference call to ensure adequate time for any software download that may be needed to hear the webcast. A replay of the recorded conference call will be available on the website shortly after the conclusion of the call.

Houston-based Global Marine is one of the largest offshore drilling contractors with an active fleet of 33 mobile rigs worldwide. In addition, the company is the world's largest provider of offshore drilling management services.

The foregoing information furnished pursuant to this Item 9 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.



                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         GLOBAL MARINE INC.



Date: January 11, 2001        By:     s/Alexander A. Krezel
                                      Alexander A. Krezel
                                      Vice President,Corporate Secretary
                                      and Assistant General Counsel